Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 27, 2014, by and among Body Central Corp., a Delaware corporation, with headquarters located at 6225 Powers Avenue, Jacksonville, FL 32217 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.            The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.            The Company has authorized a new series of subordinated secured convertible notes of the Company, in substantially the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Notes.

C.    The Company has authorized sixteen (16) new series of preferred stock of the Company designated as Series A-1 through A-3 Preferred Stock and Series B-1 through B-13 Preferred Stock, the terms of which are set forth in the certificate of designation for such series of preferred stock (the “Certificate of Designations”) in the form attached hereto as Exhibit B (together with any preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Shares”).

D.            Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.            The Notes will rank senior to all outstanding and future indebtedness of the Company, and its Subsidiaries (as defined below) other than the Permitted Senior Indebtedness (as defined in the Notes) and certain other Permitted Indebtedness (as defined in the Notes), will be guaranteed by all direct and indirect Subsidiaries (as defined in Section 3(a)) of the Company, currently formed or formed in the future, as evidenced by a guarantee agreement, in the form attached hereto as Exhibit D (as amended or modified from time to time in accordance with its terms, the “Guarantee Agreement”), and will be secured by a second priority perfected security interest (subject to Permitted Encumbrances under and as defined in the Notes) in substantially all of the current and future assets of the Company and all direct and indirect Subsidiaries of the Company, currently formed or formed in the future, as evidenced by a pledge and security agreement, substantially in the form attached hereto as Exhibit E (as amended or modified from time to time in accordance with its terms, the “Security Agreement”), which security interest shall be subordinated to the Lien securing the Permitted Senior Indebtedness as set forth in the Intercreditor Agreement (as defined below).  For purposes of this Agreement, the term “Security Documents” means Guarantee Agreement, the Security Agreement, any account control agreement, any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents requested by the Collateral Agent to create, perfect, and continue perfected or to better perfect the Collateral Agent’s security interest in and liens on all of the assets of the Company and each of its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Transaction Documents.

F.             The Notes, the Conversion Shares, and the Preferred Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.             PURCHASE AND SALE OF NOTES AND PREFERRED SHARES.

(a)           Purchase of Notes and Preferred Shares.  At the Closing, (i) the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) a principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and (y) the number of Preferred Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers and (ii) the Company, on the one hand, and the Buyers, on the other hand, delivered to each other those documents set forth in Sections 6 and 7, respectively (the “Closing”).

(b)           Signing and Closing.  The signing of this Agreement shall occur simultaneously with the Closing.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer), at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c)           Purchase Price.  The aggregate purchase price (the “Purchase Price”) for the Notes and the Preferred Shares to be purchased by each Buyer at the Closing shall be the amount set forth opposite each Buyer’s name in column (5) of the Schedule of Buyers.  Each Buyer shall pay (i) $1,000 for each $1,000 of principal amount of Notes to be purchased by such Buyer at the Closing and (ii) $1.00 for each Preferred Share to be purchased by such Buyer at the Closing.

(d)           Form of Payment.  On the Closing Date, (i) each Buyer shall pay its applicable Purchase Price to the Company for the Notes and the Preferred Shares to be issued and sold to such Buyer at the Closing (less, in the case of Lane Five Partners LP (“Lane Five”), the amounts withheld pursuant to Section 4(e)), by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) which such

Buyer is then purchasing hereunder along with the Preferred Shares (allocated in the amounts as such Buyer shall request) which such Buyer is purchasing hereunder, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.             BUYER’S REPRESENTATIONS AND WARRANTIES.  Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a)           No Public Sale or Distribution.  Such Buyer is (i) acquiring the Notes and the Preferred Shares and (ii) upon conversion of the Notes will acquire the Conversion Shares issuable pursuant to the Notes, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities.  For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b)           Accredited Investor Status.  Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)           Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)           Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer, as well as all such materials that Buyer considers necessary or appropriate for deciding whether to purchase the Securities.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of and to receive answers from the Company (including through meetings with the Company’s management) regarding the Company’s business, finances and operations.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk.  Such Buyer is sophisticated and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.  Such Buyer acknowledges and agrees that its investment in the Securities is being made based on its own inspection, examination and determination, and that it is not entitled to rely on any express or implied representations or warranties (including projections, estimates or budgets delivered to or made available to such Buyer of future revenues, future results of operations, future cash flows or future financial condition of the business of the Company or the future business and operations of the Company) other than the representations, warranties and covenants set forth in the Transaction Documents.  Such Buyer further acknowledges and agrees that the Company’s financial condition and results of operations have deteriorated since December 28, 2013 and that the Company has encountered significant constraints on its liquidity and cash flows since such date.  Such Buyer acknowledges and agrees that it is in the possession of material, nonpublic information regarding the Company and its Subsidiaries and is subject to the confidentiality and other obligations as set forth in one or more confidentiality agreements between such Buyer and the Company, as applicable.

(e)           No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)            Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement:  (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(a)), including, without limitation, this Section 2(f).

(g)           Legends.  Such Buyer understands that the certificates or other instruments representing the Notes and the Preferred Shares and, until such time as the resale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

In addition, such Buyer understands that the certificates or other instruments representing the Notes shall be subject to the following additional legend while the Intercreditor Agreement remains in effect:

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE NOTES AND ALL LIENS SECURING THE NOTES SHALL BE JUNIOR IN RIGHT OF PAYMENT AND PRIORITY TO CERTAIN OBLIGATIONS OF THE COMPANY TO THE LENDERS UNDER THAT CERTAIN CREDIT AGREEMENT, DATED AS OF FEBRUARY 6, 2014 AMONG BODY CENTRAL STORES, INC., AS LEAD BORROWER,

THE OTHER BORROWERS SIGNATORY THERETO, AND CRYSTAL FINANCIAL LLC, AS LENDER, AS ADMINISTRATIVE AGENT AND AS COLLATERAL AGENT FOR THE LENDERS PARTY TO SUCH AGREEMENT, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF JUNE 27, 2014 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), INITIALLY AMONG BODY CENTRAL STORES, INC., BODY CENTRAL SERVICES, INC., AND BODY CENTRAL DIRECT, INC., AS BORROWERS, AND BODY CENTRAL CORP., AS GUARANTOR, AND CRYSTAL FINANCIAL LLC, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT FOR THE FIRST LIEN LENDERS, AND LANE FIVE PARTNERS LP, AS COLLATERAL AGENT FOR CERTAIN HOLDERS OF NOTES.”

(h)           Validity; Enforcement.  This Agreement and the other Transaction Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)            No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)            Organization and Authority.  Such Buyer is duly organized and existing in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder.  Such Buyer is a resident of the jurisdiction specified below its name on the Schedule of Buyers.

(k)           No Consents Required.  No application, notice, order, registration, qualification, waiver, consent, approval or other action is required to be filed, given, obtained or taken by such Buyer by virtue of the execution, delivery and performance of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby, which has not already been obtained, except to the extent the failure to obtain such consent would not cause a material adverse effect of such Buyer’s ability to consummate the transactions contemplated hereby.

(l)            Certain Trading Activities.  Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that such Buyer was first contacted by the Financial Advisor (as defined below) regarding the investment in the Company contemplated by this Agreement. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act (as defined below) (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).  Such Buyer is aware that Short Sales and other hedging activities may be subject to applicable federal and state securities laws, rules and regulations and such Buyer acknowledges that the responsibility of compliance with any such federal or state securities laws, rules and regulations is solely the responsibility of such Buyer.

(m)          Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any of its Subsidiaries or any Buyer for any placement agent’s fees, financial advisory fees, broker’s commissions or other similar compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Buyer.

(n)           Investment Experience. Such Buyer is experienced in evaluating and investing in securities of distressed companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Notes and is able, without impairing such Buyer’s financial condition, to hold the Notes to be purchased by such Buyer and the Common Stock issuable upon conversion thereof for an indefinite period of time and to suffer a complete loss of such Buyer’s investment; provided that the foregoing shall not require such Buyer to hold any Securities for any specified period of time.  Such Buyer also represents it has not been organized for the purpose of acquiring the Notes.

(o)           Listing Matters.  Such Buyer acknowledges and agrees that the consummation of the transactions contemplated hereby and by the other Transaction Documents may result in a violation of the NASDAQ Listing Rules and the de-listing (the “De-Listing”) of the Company from The NASDAQ Global Select Market (the “Principal Market”).  Notwithstanding any other provision of this Agreement or the other Transaction Documents to the contrary, such Buyer acknowledges and agrees that the Company shall have no liability for any breach of any provision of this Agreement or the other Transaction Documents, and such Buyer shall have no claim for indemnification or other remedy at law or in equity, solely with respect to any such De-Listing.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that as of the date of this Agreement, except as otherwise disclosed or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 or its other reports and forms filed with or furnished to the SEC under Sections 12, 13, 14, 15(d) of the Exchange Act after December 28, 2013 (other than any forward looking disclosures set forth in any risk factor section or forward looking statement disclaimer and any other disclosure that is similarly nonspecific and predictive or forward looking in nature) and before the Business Day prior to the date of this Agreement (all such reports covered by this clause (i) collectively, the “SEC Reports”):

(a)           Existence, Qualification and Power.  The Company and each of its “Subsidiaries” (which for purposes of this Agreement means any a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests (as defined in the Notes) having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person) (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Agreement, the Certificate of Designations, the Notes, the Security Documents, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined below), and each of the other agreements entered into by the parties hereto in connection with the transaction contemplated by this Agreement (the “Transaction Documents”) to which it is a party and to issue the Securities in accordance with the terms hereof and thereof, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  Schedule 3(a) sets forth, as of the Closing Date, each Subsidiary’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.  As used herein, (i) “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law; (ii) “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank); and (iii) “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company and the Subsidiaries taken as a whole to perform their obligations under any Transaction Document; or (c) a material impairment of the rights and remedies of the Buyers under any Transaction Document or a material adverse effect upon the legality, validity, binding effect or enforceability against the Company and its Subsidiaries taken as a whole of any Transaction Document to which they are a party.  The Certificate of Designations in the form attached hereto as Exhibit B has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(b)           Authorization; No Contravention.  The execution, delivery and performance by each the Company and the Subsidiaries of each Transaction Document to which such Person is or is to be a party, and the consummation by the Company and the Subsidiaries of the transaction contemplated hereby (including, without limitation, the issuance of the Securities, and, subject to obtaining the Stockholder Approval and except as set forth in Schedule 3(b), the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, in each case in accordance with the terms thereof), have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of the Company or any Subsidiary (other than Liens in favor of the Collateral Agent or the Buyers under the Security Documents); or (d) violate any Law.  As used herein, (i) “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person; (ii) “Material Contract” means, with respect to any Person, each contract to which such Person is a party and the termination of which would be reasonably likely to have a Material Adverse Effect, including those contracts set forth on Schedule 5.24 of the Credit Agreement (as defined below); (iii) “Material Indebtedness” means Indebtedness (other than the Obligations) of the Company and the Subsidiaries in an aggregate principal amount in excess of $750,000.  For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn committed or available amounts shall be included, and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included; (iii) “Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; (iv) “Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP; (v) “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; (vi) “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; (vii) “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Buyer or any Affiliate of a Buyer); and (viii) each of “Attributable Indebtedness,” and “Indebtedness” shall have the respective meanings as set forth in the Notes.

(c)           Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental

Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any Subsidiary, except for (i) the perfection or maintenance of the Liens created under the Security Documents (including the second priority nature thereof) or (ii) such as have been obtained or made and are in full force and effect.

(d)           Binding Effect.  This Agreement has been, and each other Transaction Document, when delivered, will have been, duly executed and delivered by each of the Company and each Subsidiary that is party thereto.  This Agreement constitutes, and each other Transaction Document when so delivered will constitute, to the extent the applicable Person is a party thereto, a legal, valid and binding obligation of the Company and its Subsidiaries, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)           Financial Statements.

(i)            The Audited Financial Statements, and the related consolidated balance sheet, statements of comprehensive income and cash flows for the fiscal year ended on the date thereof (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby.

(ii)           The unaudited consolidated balance sheet of the Company and its Subsidiaries dated March 29, 2014, and the related consolidated statements of comprehensive income and cash flows for the fiscal quarter ended on the date thereof (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to year-end audit adjustments.

(iii)          To the best knowledge of the Company, no Internal Control Event exists or has occurred since December 28, 2013 that has not been disclosed to the Collateral Agent and that has resulted in or would reasonably be expected to result in a misstatement in any material respect, (i) in any financial information delivered or to be delivered to the Collateral Agent or the Buyers, or (ii) of the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis.

(iv)          The consolidated forecasted balance sheet and statements of comprehensive income and cash flows of the Company and its Subsidiaries delivered pursuant to Credit Agreement, as applicable, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Company to be fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company’s good faith belief of its future financial performance (it being acknowledged and agreed that no guarantee is made that any forecasted performance will in fact occur).

As used herein, (i) “Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the Fiscal Year ended December 28, 2013, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto, (ii) “Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Company and its Subsidiaries determined in accordance with GAAP, and (ii) “Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s and/or its Subsidiaries’ internal controls over financial reporting.

(f)            Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 3(f), either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and since February 6, 2014, there has been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the matters described on Schedule 3(f).

(g)           No Default.  Except as set forth on Schedule 3(g), neither the Company nor any Subsidiary is in default under or with respect to any Material Contract or any Material Indebtedness, which default would (after giving of notice or passage of time) give the relevant lender or other counter-party the right to accelerate or terminate (or take similar action), other than any undeclared, potential default under the Pacific Western Debt (as defined in the Credit Agreement).

(h)           Ownership of Property; Liens.

(a)  Except as set forth on Schedule 3(h)(a), each of the Company and the Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Company and the Subsidiaries has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect. The properties of the Company and the Subsidiaries are subject to no Liens, other than Permitted Encumbrances (as defined in the Notes).

(b)  Schedule 3(h)(b) sets forth the address (including street address, county and state) of all real property (excluding leases) that is owned by the Company and the

Subsidiaries, together with a list of the holders of any mortgage or other Lien thereon.  The Company and each Subsidiary has good, marketable and insurable fee simple title to the real property owned by such entity, free and clear of all Liens, other than Permitted Encumbrances.  Schedule 3(h)(b) sets forth the address (including street address, county and state) of all leases of the Company and the Subsidiaries, together with the name of each lessor and its contact information with respect to each such lease.

(i)            Environmental Compliance.

(a)  Neither the Company nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case under clauses (i) through (iv) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)  Except as could not, individually or in the aggregate, reasonably be expected to result in material liability to the Company or any Subsidiary (i) none of the properties currently or formerly owned or operated by the Company or any Subsidiary is listed or, to the best of the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous foreign, state or local list or, to the best of the knowledge of the Company, is adjacent to any such property; (ii) there are no and, to the best of the knowledge of the Company, never have been, any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by the Company or any Subsidiary; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by the Company or any Subsidiary; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by the Company or any Subsidiary in a manner, amount, or concentration requiring investigation, remediation or any other response action under applicable Environmental Laws.

(c)  Neither the Company nor any Subsidiary is currently undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored by the Company or any Subsidiary, or transported to or from, any property currently owned or operated by the Company or any Subsidiary have been disposed of in a manner not reasonably expected to result in material liability to the Company or any Subsidiary.

(d)  As used herein, (i) “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any

Hazardous Materials into the environment, including those releases related to air emissions and discharges to waste or public systems; (ii) “Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any of Subsidiaries resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing; (iii) “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes defined or characterized as toxic, hazardous, a pollutant or a contaminant (or words of similar meaning) of any nature that are prohibited, limited, or regulated pursuant to any Environmental Law; (iv) “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.; and (v) “CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

(j)            Insurance.  The properties of the Company and the Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Company or any Subsidiaries, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption, and property damage insurance and directors and officers liability insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.  Schedule 3(j) sets forth a description of all insurance maintained by or on behalf of the Company and the Subsidiaries. Each insurance policy listed on Schedule 3(j) is in full force and effect and all premiums in respect thereof that are due and payable have been paid. As used herein, “Affiliate” means (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of the Person, and (iv) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person.

(k)           Taxes.  Except as set forth on Schedule 3(k), the Company and the Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation.  There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither the Company nor any Domestic Subsidiary thereof is a party to any tax sharing agreement (other than any such agreement the parties to which solely consist of the Company and their Domestic Subsidiaries).  As used herein, (i) “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto; and (ii) “Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia (excluding, for the avoidance of doubt, any Subsidiary organized under the laws of Puerto Rico or any other territory).

(l)            ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect (the “Code”) and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) Except as set forth on Schedule 3(l)(c)(i), no ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 80% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 80% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation (“PBGC”) other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.  As used herein, (i) “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the

Company or any ERISA Affiliate is required to contribute on behalf of any of its employees; (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; (iii) “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code); (iv) “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (v) “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions; (vi) “Pension Act” means the Pension Protection Act of 2006, as amended; (vii) “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA; and (viii) “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412.

(m)          Subsidiaries; Equity Interests.  Neither the Company nor Subsidiaries other than those specifically disclosed in Part (a) of Schedule 3(m), which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary.  All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company (or a Subsidiary) in the amounts specified on Part (a) of Schedule 3(m) free and clear of all Liens except for those created under the Security Documents or Liens permitted under clause (a) of the definition of Permitted Encumbrance.  Except as set forth in part (b) of Schedule 3(m), there are no outstanding rights to purchase any Equity Interests in any Subsidiary.  Neither the Company nor any Subsidiary has  equity investments in any other corporation or entity other than those specifically disclosed in Part (c) of Schedule 3(m).  All of the outstanding Equity Interests in the Company and the Subsidiaries have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on Part (d) of Schedule 3(m) free and clear of all Liens except for those created under the Security Documents.  The copies of the Organization Documents of the Company and each Subsidiary and each amendment thereto provided to the Buyers are true and correct copies of each such document, each of which is valid and in full force and effect.  As used herein, “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

(n)           Margin Regulations; Investment Company Act.

(a)  Neither the Company nor any Subsidiary is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States (the “FRB”)), or extending credit for the purpose of purchasing or carrying margin stock.  None of the proceeds of the Notes shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Notes to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b)  None of the Company, any Subsidiary nor any Person Controlling the Company or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.  As used herein, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

(o)           Disclosure.  The Company has disclosed to each Buyer all agreements, instruments and corporate or other restrictions to which it or any of its Domestic Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Except as set forth on Schedule 3(o), no report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Company or any Subsidiaries to a Buyer in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Transaction Document, including the disclosure schedules attached hereto (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(p)           Compliance with Laws.  The Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(q)           Intellectual Property; Licenses, Etc.  The Company and the Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Company or any Subsidiary infringes upon any rights held by any other Person, except as set forth in Schedule 3(q), or as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  Except as specifically disclosed in Schedule 3(q), no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  As used herein, “Intellectual Property” means all present and future:  trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, customer lists, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

(r)            Labor Matters.  There are no strikes, lockouts, slowdowns or other material labor disputes against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened.  The hours worked by and payments made to employees of the Company and the Subsidiaries comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law.  All payments due from the Company and the Subsidiaries, or for which any claim may be made against any the Company or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of the Company and the Subsidiaries, as applicable.  Except as set forth on Schedule 3(r), neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement.  There are no representation proceedings pending or, to the Company’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of the Company or Subsidiary has made a pending demand for recognition.  There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of the Company or any of the Subsidiaries.  The consummation of the transactions contemplated by the Transaction Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any of the Subsidiaries is bound.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any of its Subsidiaries, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement to which such executive officer is a party.  Except as set forth on Schedule 3(r), no executive officer of the Company or any of its Subsidiaries has an agreement with the Company that will require additional payments upon the execution of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents.

(s)            Security Documents.

(a)  The Security Agreement creates in favor of the Collateral Agent, for the benefit of the holders of the Notes, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule II of the Security Agreement.  Upon such filings and/or the obtaining of “control” (as defined in the UCC), the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected under the UCC (in effect on the date this representation is made) by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, in each case prior and superior in right to any other Person, subject in priority to Permitted Encumbrances having priority by operation of Law and Liens described in clauses

(viii) and (xvi) of the definition of Permitted Encumbrances but solely to the extent described therein.

(b)  When the Security Agreement (or a short form thereof) is filed in the United States Copyright Office and/or the United Stated Patent and Trademark Office and when financing statements, releases and other filings in appropriate form are filed in the offices specified on Schedule II of the Security Agreement, the Collateral Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Company and the applicable Subsidiaries in copyrights and related assets constituting Intellectual Property Collateral (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Copyright Office and/or the United Stated Patent and Trademark Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Copyright Office and/or the United Stated Patent and Trademark Office may be necessary to perfect a Lien on copyrights and/or trademarks acquired by the Company and the Subsidiaries after the Closing Date).

(t)            Solvency.  After giving effect to the transactions contemplated by this Agreement, the Company and the Subsidiaries, on a Consolidated basis, will be Solvent.  No transfer of property has been or will be made by the Company or any Subsidiary and no obligation has been or will be incurred by the Company or any Subsidiary in connection with the transactions contemplated by this Agreement or the other Transaction Documents with the intent to hinder, delay, or defraud either present or future creditors of the Company or any Subsidiary.  As used herein, “Solvent” and “Solvency” means, with respect to any Person and its Subsidiaries on a Consolidated basis on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.  The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.  As used herein, “Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

(u)           Deposit Accounts.

(a)  Annexed hereto as Part I of Schedule 3(u)(a) is a list of all DDAs maintained by the Company and the Subsidiaries as of the Closing Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository; and (iv) the use or function of each DDA.  As used herein, “DDA” means each checking, savings or other demand deposit account maintained by the Company or any of the Subsidiaries.  All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Collateral Agent and the holders of Notes shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

(b)  Annexed hereto as Schedule 3(u)(b) is a list describing all arrangements to which the Company or any Subsidiary is a party with respect to the processing and/or payment to such Person of the proceeds of any credit card charges and debit card charges for sales made by such Person.

(v)           [Intentionally omitted.]

(w)          Material Contracts.  Schedule 3(w) sets forth all Material Contracts to which the Company or any Subsidiary is a party or is bound as of the Closing Date.  The Company has delivered true, correct and complete copies of such Material Contracts to the Buyers.  Neither the Company nor any Subsidiary is in breach or in default in any material respect of or under any Material Contract or has received any notice of default under, or of the intention of any other party thereto to terminate, any Material Contract (other than any undeclared, potential default under the Pacific Western Debt (as defined in the Credit Agreement)).

(x)           Casualty.  Neither the businesses nor the properties of the Company nor any of the Subsidiaries have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(y)           Issuance of Securities.  The issuance of the Notes and the Preferred Shares are duly authorized and, upon issuance, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof.  The Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations.  As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 26,000,000 shares (the “Required Reserved Amount”).  As of the date hereof, there are 28,345,450 shares of Common Stock authorized and unissued.  Prior to the Stockholder Approval Date, upon conversion of the Notes in accordance with the Notes resulting in the issuance of not more than 26,000,000 shares (as adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction after the Subscription Date) (the “Authorized Shares”), the Authorized Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. After the Stockholder Approval Date, all Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(z)           Acknowledgment Regarding Buyer’s Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that, except as set forth on Schedule 3(z),  no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)).  The Company further acknowledges that no Buyer (except for the Company’s chief executive officer) is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.  The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(aa)         No General Solicitation.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, financial advisor fees payable to Houlihan Lokey Capital, Inc., as financial advisor (the “Financial Advisor”) in connection with the sale of the Securities.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to the fees payable to the Financial Advisor.  The Company acknowledges that it has engaged the Financial Advisor in connection with the sale of the Securities.  Other than the Financial Advisor, neither the Company nor any of its Subsidiaries has engaged any financial advisor, placement agent or other agent in connection with the sale of the Securities.

(bb)         No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the

Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(cc)         Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to terms of the Notes will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(dd)         Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(ee)         SEC Documents; Financial Statements.  Except as disclosed in Schedule 3(ee), during the one (1) year prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has made available  to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ff)          Absence of Certain Changes.  Except as disclosed in Schedule 3(ff), since December 31, 2013, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $50,000.

(gg)         [Intentionally Omitted]

(hh)         Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Certificate of

Incorporation or Bylaws or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(ii)           Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(jj)           Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(kk)         Transactions With Affiliates.  Except as set forth on Schedule 3(kk), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(ll)           Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 45,000,000 shares of Common Stock, of which as of the date hereof, 16,654,550 shares are issued and outstanding, 1,796,121 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and there are no shares reserved for issuance pursuant to securities (other than the aforementioned options and the Notes) exercisable or exchangeable for, or convertible into, Common Stock, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding as of the date hereof.

All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in Schedule 3(ll):  (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or any of its Subsidiary’s’ respective businesses and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  The Company has furnished or made available to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s ByLaws, as amended and as in effect on the date hereof (the “ByLaws”), and the terms of all securities convertible into, or exercisable or exchangeable for shares of Common Stock and the material rights of the holders thereof in respect thereto.

(mm)      Indebtedness.  Except as disclosed in Schedule 3(mm), neither the Company nor any of its Subsidiaries has any outstanding Indebtedness.  Schedule 3(mm) provides a detailed description of the material terms of any such outstanding Indebtedness.

(nn)         Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(oo)         Ranking of Notes.  Except as set forth in Schedule 3(oo), no Indebtedness of the Company or any of its Subsidiaries is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(pp)         [Intentionally Omitted]

(qq)         Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(rr)           Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ss)          [Intentionally Omitted]

(tt)           U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company shall so certify upon any Buyer’s request.

(uu)         No Additional Agreements.  Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(vv)         Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

(ww)       Stock Option Plans.  Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law.  No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(xx)         No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise,

between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.  In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC.  Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(yy)         No Disqualification Events.  With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).  The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(zz)         Other Covered Persons.  The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

4.             COVENANTS.

(a)           Best Efforts.  Each party shall use its reasonable best efforts to timely satisfy each of the covenants of this Agreement and acknowledges that time is of the essence with respect to the performance of the covenants in this Agreement.

(b)           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)           Reporting Status.  Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Conversion Shares and none of the Notes are outstanding (the “Reporting Period”), the Company shall timely use reasonable best efforts to file all reports required to be filed with the SEC pursuant to the 1934 Act within the time periods required by the SEC, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares for resale by the Investors on Form S-3.

(d)           Listing.  The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the authorization for quotation of the Common Stock on The NASDAQ Global Select Market (the “Principal Market”) or any other Eligible Market (as defined in the Notes).  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

(e)           Fees.  The Company shall reimburse Lane Five (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all reasonable and documented costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount may be withheld by such Buyer from its purchase price for any Notes purchased at the Closing to the extent not previously reimbursed by the Company.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Financial Advisor.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(f)            Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an

Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(g)           Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the four Business Day after the Closing, the Company shall issue a press release reasonably acceptable to the Buyers and file a Current Report on Form 8-K describing (i) the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of Certificate of Designations, the Registration Rights Agreement and the Security Documents as exhibits to such filing (including all attachments)) and (ii) the Expense Reduction Plan (as defined below), the “8-K Filing”).  From and after second Business Day following the Company’s filing of the Quarterly Report on Form 10-Q relating to the second fiscal quarter of the Company with the SEC (the “10-Q Filing”), no Buyer (other than Buyers that have one or more affiliated designees on the board of directors of the Company) shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 10-Q Filing.  In addition, effective upon the second Business Day following the filing of the 10-Q Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers (other than Buyers that have one or more affiliated designees on the board of directors of the Company) or any of their affiliates, on the other hand, shall terminate.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer (other than Buyers that have one or more affiliated designees on the board of directors of the Company) with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer.  If a Buyer (other than a Buyer that has one or more affiliated designees on the board of directors of the Company) has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates or agents, it may provide the Company with written notice thereof.  The Company shall, within two (2) Trading Days of receipt of such notice, use commercially reasonable efforts to make public disclosure of such material, nonpublic information.  To the extent that the Company delivers any material, non-public information to a Buyer (other than Buyers that have one or more affiliated designees on the board of directors of the Company) without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Except for the Registration Statement required to be filed pursuant to the Registration Rights Agreement, without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.  As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(h)           Additional Notes.  So long as any Buyer beneficially owns any Securities, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes

(i)            Additional Issuances of Securities.

(i)            For purposes of this Section 4(i), the following definitions shall apply.

(1)     “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2)     “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(3)     “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii)           From the date hereof until the earlier of (x) the time of the registration of all of the Registrable Securities (as defined in the Registration Rights Agreement) pursuant to and in accordance with the Registration Rights Agreement, which registration remains in effect or (y) such time as all of the Registrable Securities, if a registration statement is not available for the resale of all of the Registrable Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), the Company shall not, directly or indirectly, file any registration statement with the SEC, or file any amendment or supplement thereto, or grant any registration rights to any Person that can be exercised prior to the earlier of such time as set forth above, other than pursuant to the Registration Rights Agreement and any registration statement for the issuance of securities pursuant to an employee benefit plan or securities award, as registered on Form S-8.

(iii)          From the date hereof until thirty days following the earlier of (x) the time of the registration of all of the Registrable Securities pursuant to and in accordance with the Registration Rights Agreement, which registration remains in effect or (y) such time as all of the Registrable Securities, if a registration statement is not available for the resale of all of the Registrable Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), the Company will not, (i) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition thereof) any of its or its Subsidiaries’ debt, equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents, or (ii) be a party to any solicitations, negotiations or discussions with regard to the foregoing.

(iv)          From the date hereof until the Closing Date, the Company shall not issue any equity securities, options, warrants, stock appreciation rights or Common Stock Equivalents, or amend the pricing terms of any of the foregoing without the prior written consent of the Required Holders.

(v)           Notwithstanding anything to the contrary contained herein, nothing set forth in clause (iii) or (iv) above shall prohibit the Company from exercising any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof so long as such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the day immediately preceding the date hereof and the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof.

(j)                            Public Information.  At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate purchase price of such holder’s Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.  The payments to which a holder shall be entitled pursuant to this Section 4(j) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(k)           Notice of Disqualification Events.  The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(l)            Collateral Agent.

(i)            Each Buyer hereby (a) appoints Lane Five as the collateral agent hereunder and under the Security Documents (in such capacity, the “Collateral Agent”), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof.  The Collateral Agent shall not have, by reason hereof or pursuant to any Security Documents, a fiduciary relationship in respect of any Buyer.  Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or the Security Documents except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents.

(ii)           The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(iii)          The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Notes and the Security Documents at any time by giving at least ten (10) Business Days’ prior written notice to the Company and each holder of the Notes.  Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below.  Upon any such notice of resignation, the holders of a majority of the outstanding principal amount of Notes shall appoint a successor Collateral Agent.  Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the Security Agreement.  After any Collateral Agent’s resignation hereunder, the provisions of this Section 4(l) shall inure to its benefit.  If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the holders of a majority of the outstanding principal amount of Notes appoints a successor Collateral Agent as provided above.

(iv)          The Company hereby covenants and agrees to take all actions as promptly as practicable reasonably requested by either the holders of a majority of the outstanding principal amount of Notes or the Collateral Agent (or its successor), from time to time pursuant to the terms of this Section 4(l), to secure a successor Collateral Agent satisfactory to such requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all fees of such successor Collateral Agent, by having the Company agree to indemnify any successor Collateral Agent and by each of the Company executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

(v)           Within sixty (60) days following the Closing, the Company shall deliver to the Collateral Agent an account control agreement, in form and substance satisfactory to the Collateral Agent, duly executed by the Company and/or its Subsidiaries (as applicable) and such bank or financial institution (as applicable), or enter into other arrangements in form and substance satisfactory to the Collateral Agent by which the Collateral Agent may perfect “control” (as defined in the UCC).

(m)          Standstill.  From the Closing Date until the third anniversary of the Closing Date, each Buyer hereby covenants and agrees that it will not, without the consent of a majority of the Independent Directors (as defined below), (i) except for the issuance of any Securities contemplated in any Transaction Document, including, without limitation, upon conversion of the Notes, or acquisitions that would not result in any increase in the beneficial ownership (as defined in Rule 13d-3 under the 1934 Act) of the applicable Buyer (assuming for purposes of this provision, no limitations on the conversion of the Notes), acquire or make any proposal to acquire, directly or indirectly, any additional securities of the Company, (ii) engage in or make any proposal with respect to any merger, recapitalization, reorganization, business combination or other extraordinary transaction with the Company and any one of the Buyers or their affiliates, (iii) except for the board designation rights contemplated in the Certificate of Designations, directly or indirectly or through any other person, “solicit” (as such term is used in the proxy rules of the SEC) proxies with respect to the Common Stock under any circumstance or become a “participant” in any “election contest” (as such terms are used in the proxy rules of the SEC) relating to the election of directors of the Company; provided, however, that nothing herein will limit the ability of any Buyer or any affiliate thereof, except as otherwise provided in this Section 4(m), to vote or tender any of its securities of the Company pursuant to any “solicitation” (as such term is used in the proxy rules of the SEC) by a third party, (iv) deposit any securities of the Company in a voting trust, or subject any securities of the Company to a voting or similar agreement (other than with one or more Buyers and/or affiliates thereof), (v) make or in any way participate in a proxy solicitation or similar activity relating to the Company with any Person or entity with respect to the voting of any Common Stock of the Company; provided, however, that nothing herein will limit the ability of any Buyer or any affiliate thereof, except as otherwise provided in this Section 4(m), to vote or tender any of its securities of the Company pursuant to any “solicitation” by a third party, (vi) except as disclosed in Schedule 13D filings made by the Buyers and their affiliates as of the date hereof (as they may be amended to include any additional Buyers or affiliates thereof not currently disclosed), form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Company, or (vii) request that the Company amend or waive any of clauses (i) through (vi) above.  As used herein, an “Independent Director” shall mean an member of the board of directors of the Company who is independent for purposes of the NASDAQ Listing Rules (regardless of whether the Company is listed on one or more of a NASDAQ trading markets) and who is not an affiliate of any of the Buyers.

(n)           [Intentionally omitted.]

(o)           OTC Re-listing.  If the Company’s Common Stock is de-listed from the Principal Market, the Company shall promptly, but in no event later than 10 calendar days thereafter, cause the Common Stock and the Conversion Shares to be eligible for quotation and trading on the OTC QX.

(p)           [Intentionally omitted.]

(q)                                 Stockholder Approval.  The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be called as promptly as practicable after the date hereof, but in no event later than 90 days after the Closing, or such later date as agreed by the Company and the Required Holders (the “Stockholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to the Required Holders after review by Schulte Roth & Zabel LLP at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) providing for a reverse split of the Common Stock in a ratio of at least one-for-ten (such affirmative approval being referred to herein as the “Stockholder Approval” and the date such approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions.  The Company shall be obligated to seek to obtain the Authorized Share Stockholder Approval by the Stockholder Meeting Deadline.  On the date of the approval of the Resolutions, the Company shall file with the Secretary of State of Delaware a certificate of amendment to the Company’s Certificate of Incorporation to effect the Stockholder Approval, which certificate of amendment shall provide that it shall become immediately effective upon filing.  If, despite the Company’s reasonable best efforts, the Authorized Share Stockholder Approval is not obtained at the Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until the Authorized Share Stockholder Approval is obtained. Notwithstanding anything herein to the contrary, no Buyer shall seek to convert any Notes prior to the Stockholder Approval Date to the extent that such conversion would require the Company to issue shares of Common Stock in excess of such Buyer’s Pro Rata Amount of 26,000,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction after the date hereof). As used herein, “Pro Rata Amount” means a fraction (i) the numerator of which is the principal amount of the Note issued to such Buyer on the Closing Date and (ii) the denominator of which is the aggregate principal amount of all Notes issued to the Buyers on the Closing Date.

(r)            Additional Post-Closing Covenants.  The Company hereby agrees, on its behalf and on behalf of its Subsidiaries that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Transaction Documents, the Company and the Subsidiaries shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Transaction Document to be breached, the Required Holders hereby waive such breach for the period from the Closing Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 4(r):

(i)            Within sixty (60) days of the date hereof (or such later date as may be agreed in writing by the Collateral Agent in its sole discretion), the Company Borrower will use commercially reasonable efforts to deliver to the Collateral Agent such depository account, blocked account, lockbox account, securities account and similar agreements and other documents, each in form and substance satisfactory to the Collateral Agent (it being agreed that the form of blocked account agreement delivered under the Credit Agreement shall be satisfactory), with respect to the Company’s and its Subsidiaries’ cash management system.

(ii)           Within forty-five (45) days of the date hereof (or such later date as may be agreed in writing by the Collateral Agent in its sole discretion), the Company Borrower will use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver duly executed by the applicable landlord (in form and substance satisfactory to the Collateral Agent and which may be included as a provision contained in the relevant lease) (it being agreed that the form of landlord waiver delivered under the Credit Agreement shall be satisfactory) for each leased facility set forth on Schedule 4(r) leased by the Company and its Subsidiaries.

(iii)          Within forty-five (45) days of the date hereof (or such later date as may be agreed in writing by the Collateral Agent in its sole discretion), the Company will use commercially reasonable efforts to deliver to the Collateral Agent a collateral access agreement, in form and substance satisfactory to the Collateral Agent (it being agreed that the form of collateral access agreement delivered under the Credit Agreement shall be satisfactory), with respect to any Collateral stored on the premises of a bailee, warehouseman, or similar party, providing for access to Collateral located on such premises in order to remove such Collateral from such premises during an Event of Default.

(s)            Closing Documents.  On or prior to thirty (30) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5.             REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)           Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Notes and the Preferred Shares have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Preferred Shares held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)           Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in the form of Exhibit F attached hereto (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares issued at the Closing or upon conversion of the Notes in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes.  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves the Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.             BUYER CLOSING DELIVERABLES.

At or before the Closing, each Buyer shall have executed and/or delivered, as applicable, the following:

(i)            Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)           Such Buyer shall have delivered the purchase price contemplated by Section 1(c) hereof (less, in the case of Lane Five, the amounts withheld pursuant to Section 4(e)) for the Notes and the related Preferred Shares being purchased by such Buyer at the Closing pursuant to Section 1(d) hereof by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)          [Intentionally omitted.]

(iv)          The Collateral Agent shall have executed the Intercreditor and Subordination Agreement (the “Intercreditor Agreement”)  with Crystal Financial , LLC, as administrative agent and collateral agent for the lenders party to that certain Credit Agreement (the “Credit Agreement”) dated as of February 6, 2014 in the form attached hereto as Exhibit G.

(v)           Each of the parties to the Credit Agreement shall have executed and delivered an amendment to the Credit Agreement in the form attached hereto as Exhibit H.

(vi)          Each of the individuals set forth on Schedule 6(vi) shall have executed and delivered a separation agreement in a form reasonably acceptable to the Company and the Required Holders.

7.             COMPANY CLOSING DELIVERABLES.

At or before the Closing, the Company shall have executed and/or delivered (or, in the case of its Subsidiaries or other third parties, caused to have executed and/or delivered), as applicable, the following:

(i)            The Company and each of its Subsidiaries shall have duly executed and delivered to such Buyer each of the following documents to which it is a party:  (A) each of the Transaction Documents, (B) the Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement and (C) the related Preferred Shares (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)           [Intentionally omitted.]

(iii)          The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)          The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

(v)           The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each of its Subsidiaries’ qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and its Subsidiaries is registered to qualify as a foreign corporation, as of a date within ten (10) days of the Closing Date.

(vi)          The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation of the Company and each of its Subsidiaries as certified by the Secretary of State (or comparable office) of the jurisdiction of formation of the Company and each of its Subsidiaries within ten (10) days of the Closing Date.

(vii)         The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each of its Subsidiaries’ Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and each of its Subsidiaries and (iii) the Bylaws of the Company and each of its Subsidiaries, each as in effect at the Closing, in the form attached hereto as Exhibit I.

(viii)        [Intentionally omitted.]

(ix)          The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.

(x)           The Common Stock shall be designated for quotation or listed on the OTC QX or the Principal Market.

(xi)          The Company shall have obtained all governmental or regulatory approvals, if any, necessary for the sale of the Securities, except as set forth on Schedule 7(xi).

(xii)         Each of the Company’s Subsidiaries shall have executed and delivered to such Buyer the Guarantee Agreement.

(xiii)        The Collateral Agent shall have received certified copies of request for copies of information on Form UCC-1, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral, and the results of searches for any tax lien and judgment lien filed against such person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such liens.

(xiv)        The Collateral Agent shall have received the Security Agreement, duly executed by the Company and each of its Subsidiaries, together with any copyright, patent and trademark agreements required by the terms of the Security Agreement.

(xv)         The Company shall have taken material steps to commence, and the Board of Directors shall have approved, that certain expense reduction plan provided by the Company to the Buyers (the “Expense Reduction Plan”), which includes expense reductions to Cost of Goods Sold (“COGS”) and Selling, General and Administrative (“SG&A”).

(xvi)    The Certificate of Designations in the form attached here to as Exhibit B shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(xvii)   Each of the individuals set forth on Schedule 7(xvii)(a) shall have delivered a letter resigning from the Company’s Board of Directors, effective as of the Closing Date, and the Company’s remaining directors shall have taken all actions necessary to fill the vacancies created by such resignations with the individuals set forth on Schedule 7(xvii)(b), effective as of the Closing.

(xviii)  [Intentionally omitted.]

(xix)        Each of the parties to the Credit Agreement shall have executed and delivered an amendment to the Credit Agreement in the form attached hereto as Exhibit H.

(xx)         The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.             [Intentionally Omitted]

9.             MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provisions of this Agreement may be amended or the observance thereof be waived (either generally or in a particular instance and either retroactively or prospectively), without the written consent of the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued or issuable under the Notes (the “Required Holders”); provided, that the written consent of the Company shall require the approval of a majority of directors that are not affiliates of the Buyers; provided, further, that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer; provided, further, that the provisions of Section 4(l) cannot be amended without the additional prior written approval of the Collateral Agent or its successor.  Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company.  No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Preferred Shares, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)            Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Body Central Corp.

6225 Powers Avenue

Jacksonville, FL 32217

Telephone:       (904) 737-0811

Facsimile:         (904) 730-0638
Attention:         Chief Executive Officer

With a copy to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Telephone:  (212) 906-1200
Facsimile:  (212) 751-4864

Attention:  David Heller, Esq.; M. Adel Aslani-Far, Esq.

Email:  david.heller@lw.com; adel. aslanifar@lw.com

If to the Transfer Agent:

American Stock Transfer & Trust Company, LLC

10150 Mallard Creek Road
Suite 307 Charlotte, NC 28262
Telephone: (718) 921 8542

Facsimile:  (718) 452 2848
Attention: DeVonna Mosley

E-mail: DMosley@AMSTOCK.com;

Admin42@AMSTOCK.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Telephone:       (212) 756-2000
Facsimile:         (212) 593-5955
Attention:         Eleazer N. Klein, Esq.
E-mail:              eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Preferred Shares.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes).  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i)            Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 shall survive the Closing, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing in accordance with their terms.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. In no event shall any Buyer be permitted to undertake any legal action against the Company pursuant to this Agreement without the prior written consent of the Required Holders.

(j)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Indemnification.  (i)  In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby (other than any breach solely caused by or solely arising out of or solely resulting from an action taken by the applicable Buyer (or such Buyer’s board designee in violation of his or her fiduciary duties); (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(g), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided, however, that no Buyer will be entitled to indemnification hereunder for any Indemnified Liabilities resulting solely from such Buyer’s material breach of applicable laws, rules or regulations, including without limitation, securities laws.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(ii)           Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding.  Legal counsel referred to in the immediately preceding sentence shall be selected by the Buyers holding at least a majority of the Securities issued and issuable hereunder.  The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities.  The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii)          The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)          The indemnity agreements contained herein shall be in addition to  (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l)            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)          Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)           Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)           Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(q)           Cash Payments. Notwithstanding anything in the Transaction Documents to the contrary, in no event shall the Company be obligated to make any cash payment under any Transaction Document if, and to the extent, such payment is restricted pursuant to the Intercreditor Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

BODY CENTRAL CORP.

By:	s/ Tom Stoltz
Name: Tom Stoltz
Title: Chief Financial Officer and Chief Operating Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

GRAVINA FAMILY INVESTMENTS LLC

By:	/s/ Thomas Gravina
Thomas Gravina
President

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

By:	/s/ William Howard Lenehan IV
William Howard Lenehan IV

[Signature Page to Securities Purchase Agreement]

BUYERS:

683 CAPITAL PARTNERS LP

By:	/s/ Ari Zweiman
Ari Zweiman
Portfolio Manager

[Signature Page to Securities Purchase Agreement]

BUYERS:

By:	/s/ Justin R. Evans
Justin R. Evans

[Signature Page to Securities Purchase Agreement]

BUYERS:

By:	/s/ Brian Woolf
Brian Woolf

[Signature Page to Securities Purchase Agreement]

BUYERS:

MIDSUMMER SMALL CAP MASTER, LTD.

By:	/s/ Joshua Thomas
Joshua Thomas
Authorized Signatory

[Signature Page to Securities Purchase Agreement]

BUYERS:

HUDSON BAY MASTER FUND LTD.

By: Hudson Bay Capital Management LP, as its Investment Manager

By:	/s/ Yoav Roth
Yoav Roth
Authorized Signatory

[Signature Page to Securities Purchase Agreement]

BUYERS:

CLAYTON CAPITAL APPRECIATION FUND, LP

By:	/s/ Brian Lancaster
Brian Lancaster
Partner, Clayton Partners LLC
General Partner, Clayton Capital Appreciation Fund, LP

[Signature Page to Securities Purchase Agreement]

BUYERS:

LANE FIVE PARTNERS LP

By: Lane Five Capital Management, LP, as its Investment Manager
By: Lane Five Capital Management, LLC, its general partner

By:	/s/ Lisa O’Dell Rapuano
Lisa O’Dell Rapuano
Managing Member

[Signature Page to Securities Purchase Agreement]

BUYERS:

BLACKWELL PARTNERS, LLC

By: Solas Capital Management LLC, as its Investment Advisor
By: Lane Five Capital Management, LP, as its Investment Manager
By: Lane Five Capital Management, LLC, its general partner

By:	/s/ Tucker Golden
Tucker Golden
Managing Member

[Signature Page to Securities Purchase Agreement]

BUYERS:

SOLAS CAPITAL PARTNERS, LP

By: Solas Capital Management, LLC, as its Investment Advisor

By:	/s/ Tucker Golden
Tucker Golden
Managing Member

[Signature Page to Securities Purchase Agreement]

BUYERS:

CUTTYHUNK MASTER PORTFOLIO

By: Cannell Capital LLC, as its Investment Advisor

By:	/s/ J. Carlo Cannell
J. Carlo Cannell
Managing Member

[Signature Page to Securities Purchase Agreement]

BUYERS:

TONGA PARTNERS, L.P.

By: Cannell Capital LLC, as its Investment Advisor

By:	/s/ J. Carlo Cannell
J. Carlo Cannell
Managing Member

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

			(4)
(1) Buyer	(2) Address and Facsimile Number	(3) Aggregate Principal Amount of Notes	Number and Series of Preferred Shares	(5) Purchase Price	(6) Legal Representative’s Address and Facsimile Number
Lane Five Partners LP	c/o Lane Five Capital Management, LP 1122 Kenilworth Drive, Suite 313 Towson, MD 21204 Attention: Lisa O’Dell Rapuano / Erica Niemann Facsimile: 646-214-7946 Telephone: 443-921-2066 E-mail: erica@lanefivecapital.com	$2,700,000	1 share of Series A-1 Preferred Stock & 1 share of Series B-1 Preferred Stock	$2,700,002	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Justin R. Evans	c/o Blackwood Capital Management, LLC 4 Hemlock Terrace Kinnelon, NJ 07405 Attention: Justin Evans Facsimile: Telephone: E-mail:	$1,000,000	1 share of Series A-2 Preferred Stock & 1 share of Series B-2 Preferred Stock	$1,000,002	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Solas Capital Partners, LP	c/o Solas Capital Management, LLC 405 Park Avenue, Floor 6 New York, NY 10022	$517,000	1 share of Series B-3 Preferred	$517,001	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York

			(4)
(1) Buyer	(2) Address and Facsimile Number	(3) Aggregate Principal Amount of Notes	Number and Series of Preferred Shares	(5) Purchase Price	(6) Legal Representative’s Address and Facsimile Number
	Attention: Frederick Tucker Golden Facsimile: Telephone: E-mail:		Stock		10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Blackwell Partners, LLC	c/o Solas Capital Management, LLC 405 Park Avenue, Floor 6 New York, NY 10022 Attention: Frederick Tucker Golden Facsimile: Telephone: E-mail:	$1,483,000	1 share of Series B-4 Preferred Stock	$1,483,001	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Tonga Partners, L.P.	c/o Cannell Capital LLC P.O. Box 3459 150 East Hansen Avenue Jackson, WY 83001 Attention: J. Carlo Cannell Facsimile: Telephone: E-mail:	$2,100,000	1 share of Series B-5 Preferred Stock	$2,100,001	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-

			(4)
(1) Buyer	(2) Address and Facsimile Number	(3) Aggregate Principal Amount of Notes	Number and Series of Preferred Shares	(5) Purchase Price	(6) Legal Representative’s Address and Facsimile Number
					2376

Cuttyhunk Master Portfolio	c/o Cannell Capital LLC P.O. Box 3459 150 East Hansen Avenue Jackson, WY 83001 Attention: J. Carlo Cannell Facsimile: Telephone: E-mail:	$1,100,000	1 share of Series B-6 Preferred Stock	$1,100,001	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

683 Capital Partners LP	[Address] [Attention] Facsimile: [ ] Telephone: [ ] E-mail: [ ]	$4,500,000	1 share of Series A-3 Preferred Stock & 1 share of Series B-7 Preferred Stock	$4,500,002

Brian Woolf	c/o Body Central 6225 Powers Avenue Jacksonville, FL 32217 Facsimile: 904-730-0638 Telephone: 904-737-0811	$400,000	1 share of Series B-8 Preferred Stock	$400,001

			(4)
(1) Buyer	(2) Address and Facsimile Number	(3) Aggregate Principal Amount of Notes	Number and Series of Preferred Shares	(5) Purchase Price	(6) Legal Representative’s Address and Facsimile Number
	E-mail: bwoolf@bodyc.com

Hudson Bay Master Fund LTD.	c/o Hudson Bay Capital Management LP 777 Third Ave. 30th floor New York, NY 10017 Facsimile: 646-214-7946 Telephone: 212-571-1244 Attention: Yoav Roth E-mail: investments@hudsonbaycapital.com	$3,000,000	1 share of Series B-9 Preferred Stock	$3,000,001

Clayton Capital Appreciation Fund, LP	c/o Clayton Partners LLC 575 Market Suite 1825 San Francisco, CA 94105 Attention: Jason Stankowski, CFA Telephone: 415-296-5073 Cell: 415-314-9072 E-mail: Jason@claytonpartners.com	$500,000	1 share of Series B-10 Preferred Stock	$500,001

Midsummer Small Cap Master, Ltd.	c/o Midsummer Capital, LLC 733 Third Avenue, 19th	$500,000	1 share of Series B-11	$500,001

			(4)
(1) Buyer	(2) Address and Facsimile Number	(3) Aggregate Principal Amount of Notes	Number and Series of Preferred Shares	(5) Purchase Price	(6) Legal Representative’s Address and Facsimile Number
	Floor New York, New York 10017 Attention: Joshua Thomas Facsimile: 212-624-5040 Telephone: 212-624-5034 E-mail: jt@midsummercapital.com		Preferred Stock

The Gravina Family Investments LLC	[Address] [Attention] Facsimile: [ ] Telephone: [ ] E-mail: [ ]	$100,000	1 share of Series B-12 Preferred Stock	$100,001

William Howard Lenehan IV	William H. Lenehan IV 310 Cascade Drive Mill Valley, CA 94941 Facsimile: [ ] Telephone: 415-264-1158 E-mail: bill@salarmanagement.com	$100,000	1 share of Series B-13 Preferred Stock	$100,001

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Certificate of Designations
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Guarantee Agreement
Exhibit E	Form of Security Agreement
Exhibit F	Form of Irrevocable Transfer Agent Instructions
Exhibit G	Form of Intercreditor and Subordination Agreement
Exhibit H	Form of Credit Agreement Amendment
Exhibit I	Form of Secretary’s Certificate